EXHIBIT 21.1


                 Subsidiaries of the Registrant



                                                            State in Which
                                                             Incorporated

     Connecticut Valley Electric Company Inc. (a) (F1)      New Hampshire

     Vermont Electric Power Company, Inc. (b) (F2)          Vermont

     C.V. Realty, Inc. (a) (F1)                             Vermont

     Central Vermont Public Service Corporation -
       Bradford Hydroelectric, Inc. (a) (F1)                Vermont

     Central Vermont Public Service Corporation -
       East Barnet Hydroelectric, Inc. (a) (F1)             Vermont

     CV Energy Resources, Inc. (a) (F1)                     Vermont

     Catamount Rumford, Inc. (a) (F1)                       Vermont

     Equinox Vermont Corporation (a) (F1)                   Vermont

     Appomattox Vermont Corporation (a) (F1)                Vermont

     Catamount Energy Corporation (a) (F1)                  Vermont

     Catamount Williams Lake, Ltd. (a) (F1)                 Vermont

     SmartEnergy Services, Inc. (a) (F1)                    Vermont

                   --------------------------------------------
     (FN)
(F1) (a)  Included in consolidated financial statements

(F2) (b) Separate financial statements do not need to be filed under Regulation S-X, Rule 1-02(v) defining a "significant subsidiary", and Rule 3-09, which sets forth the requirement for filing separate financial statements of subsidiaries not consolidated.